Exhibit 10.14

AMENDMENT NO. 2 TO

LOAN AND SECURITY AGREEMENT

THIS AMENDMENT NO. 2 TO LOAN AND SECURITY AGREEMENT (this “Second Amendment”) is entered into this 17th day of December, 2013, by and between REVANCE THERAPEUTICS, INC., a Delaware corporation (“Borrower”) and HERCULES TECHNOLOGY GROWTH CAPITAL, INC. (“Lender”). Capitalized terms used herein without definition shall have the same meanings given them in the Loan Agreement (as defined below).

RECITALS

A. Borrower and Lender have entered into that certain Loan and Security Agreement dated as of September 20, 2011 (as amended, restated, or otherwise modified, the “Loan Agreement”), pursuant to which the Lender has extended and makes available to Borrower certain advances of money.

B. Borrower desires that Lender amend the Loan Agreement upon the terms and conditions more fully set forth herein. Subject to the representations and warranties of Borrower herein and upon the terms and conditions set forth in this Amendment, Lender is willing to so amend the Loan Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing Recitals and intending to be legally bound, the parties hereto agree as follows:

1. AMENDMENTS TO LOAN AGREEMENT.

1.1 Section 1.1 (Definitions and Rules of Construction). Effective upon the effective date of the Essex Financing Documents (provided that the initial loan is made by Essex to Borrower under the Essex Financing Documents within three business days of such effective date), and provided that no Event of Default has occurred that is continuing on such date, the following definitions are hereby: (a) to the extent already defined in Section 1.1 of the Loan Agreement, amended in their entirety to read as follows, and (b) to the extent not already defined in that Section, added to Section 1.1 of the Loan Agreement in alphabetical order as follows:

“Essex” means Essex Capital Corporation, a California corporation.

“Essex Financing” means a financing or financings by Essex not to exceed an aggregate principal amount of $10,800,000 (exclusive of the three Commercial Lease Agreements referenced on Schedule 1C) that is subject to the Essex Subordination Agreement, for the purpose of building out and installing Borrower’s commercial fill/finish manufacturing capabilities in accordance with the terms of documents which are attached as Exhibit A to the Second Amendment (the “Essex Financing Documents”) and include the issuance by Borrower to Essex of short term notes for the purpose of financing Borrower’s construction and acquisition of the equipment and other assets to be installed, which equipment and assets following installation will be sold to Essex free and clear of any liens of Lender to repay the short term notes, and then leased back to Borrower pursuant to lease arrangements.

“Essex Subordination Agreement” means that certain Subordination Agreement by and among Essex, Borrower and Lender made as of the date hereof in substantially the form attached as Exhibit B to the Second Amendment.

“Permitted Indebtedness” means: (i) Indebtedness of Borrower in favor of Lender arising under this Agreement or any other Loan Document; (ii) Indebtedness existing on the Closing Date which is disclosed in Schedule 1A; (iii) Indebtedness of up to $5,000,000 outstanding at any time secured by a lien described in clause (vii) of the defined term “Permitted Liens,” provided such Indebtedness does not exceed the lesser of the cost or fair market value (determined as of the date on which such Equipment is financed) of the Equipment financed with such Indebtedness; (iv) Indebtedness to trade creditors incurred in the ordinary course of business, including Indebtedness incurred in the ordinary course of business with corporate credit cards; (v) Indebtedness that also constitutes a Permitted Investment; (vi) Subordinated Indebtedness; (vii) reimbursement obligations in connection with letters of credit that are secured by cash or cash equivalents and issued on behalf of the Borrower or a Subsidiary thereof in an amount not to exceed $200,000 at any time outstanding, (viii) Indebtedness pursuant to the Medicis Settlement Agreement; (ix) Indebtedness in connection with the Essex Financing; (x) other Indebtedness in an amount not to exceed $100,000 at any time outstanding, and (xi) extensions, refinancings and renewals of any of items (i) – (vii) and (ix) of Permitted Indebtedness, provided that the principal amount is not increased or the terms modified to impose materially more burdensome terms upon Borrower or its Subsidiary, as the case may be.

“Permitted Liens” means any and all of the following: (i) Liens in favor of Lender; (ii) Liens existing on the Closing Date which are disclosed in Schedule 1C; (iii) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings; provided, that Borrower maintains adequate reserves therefor in accordance with GAAP to the extent required by GAAP; (iv) Liens securing claims or demands of materialmen, artisans, mechanics, carriers, warehousemen, landlords and other like Persons arising in the ordinary course of Borrower’s business and imposed without action of such parties; provided, that the payment thereof is not yet overdue; (v) Liens arising from judgments, decrees or attachments in circumstances which do not constitute an Event of Default hereunder; (vi) the following deposits, to the extent made in the ordinary course of business: deposits under worker’s compensation, unemployment insurance, social security and other similar laws, or to secure the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure indemnity, performance or other similar bonds for the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure statutory obligations (other than liens arising under ERISA or environmental liens) or surety or appeal bonds, or to secure indemnity, performance or other similar bonds; (vii) Liens on Equipment constituting purchase money liens and liens in connection with capital leases securing Indebtedness permitted in clause (iii) of “Permitted Indebtedness” with respect to such Equipment with a fair market value (determined as of the date on which such Equipment is financed) not in excess of $5,000,000 outstanding at any time; (viii) Liens incurred in connection with Subordinated Indebtedness; (ix) leasehold interests in leases or subleases and licenses granted in the ordinary course of business and not interfering in any material respect with the business of Borrower, and licenses permitted under Permitted Transfers; (x) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of custom duties that are promptly paid on or before the date they become due; (xi) Liens on insurance proceeds securing the payment of financed insurance premiums that are promptly paid on or before the date they become due (provided that such Liens extend only to such insurance proceeds and not to any other property or assets); (xii) statutory and common law rights of set-off and other similar rights as to deposits of cash and securities in favor of banks, other depository institutions and brokerage firms; (xiii) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business so long as they do not materially impair the value or marketability of the related property; (xiv) Liens on cash or cash equivalents securing obligations permitted under clause (vii) of the definition of Permitted Indebtedness; (xv) Liens granted in connection with the Essex Financing; and (xvi) Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clauses (i) through (xi) and (xv) above; provided, that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness being extended, renewed or refinanced (as may have been reduced by any payment thereon) does not increase.

“Permitted Transfers” means (i) sales of Inventory in the normal course of business, (ii) non-exclusive and exclusive licenses and similar arrangements for the use of Intellectual Property on commercially reasonable terms that could not result in a legal transfer of title of the licensed property, or (iii) dispositions of worn-out, obsolete or surplus Equipment at fair market value in the ordinary course of business, (iv) dispositions expressly permitted under Section 7.7, 7.8 or 7.9, (v) dispositions arising from the abandonment of fixtures and other similar tenant improvements in connection with office relocations in the ordinary course of business, (vi) cash payments due to Medicis pursuant to the Medicis Settlement Agreement and permitted by the Medicis Subordination Agreement, (vii) transfers of Collateral that are purchased/financed by Essex in connection with the Essex Financing, (viii) other Transfers of assets having a fair market value of not more than $250,000 in the aggregate in any fiscal year and (ix) any Permitted Injectable Rights Transfers.”

“Second Amendment” means that certain Amendment No. 2 to Loan and Security Agreement by and between Borrower and Lender, dated as of December 17, 2013.

1.2 Section 7.8 Transfers. The following sentence is added to the end of Section 7.8 as follows: “Notwithstanding the above, Lender’s Liens in any Collateral being transferred to Essex in connection with clause (vii) of the definition of Permitted Transfers shall automatically be released as to such Collateral effective upon completion of such transfer to Essex.”

2. LIMITATION. The amendments set forth in this Amendment shall be limited precisely as written and shall not be deemed (a) to be a forbearance, waiver or modification of any other term or condition of the Loan Agreement or of any other instrument or agreement referred to therein or to prejudice any right or remedy which Lender may now have or may have in the future under or in connection with the Loan Agreement or any instrument or agreement referred to therein; (b) to be a consent to any future amendment or modification, forbearance or waiver to any instrument or agreement the execution and delivery of which is consented to hereby, or to any waiver of any of the provisions thereof; or (c) to limit or impair Lender’s right to demand strict performance of all terms and covenants as of any date. Except as expressly amended hereby, the Loan Agreement shall continue in full force and effect.

3. REPRESENTATIONS AND WARRANTIES. To induce Lender to enter into this Amendment, Borrower hereby represents and warrants to Lender as follows:

3.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

3.2 Borrower has the corporate power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

3.3 A true, accurate and complete copy of Borrower’s amended and restated certificate of incorporation filed on October 8, 2013 is attached hereto as Exhibit C and none of Borrower’s other organizational documents been amended, supplemented or restated and each are and continue to be in full force and effect;

3.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

3.5 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any material Requirement of Law, (b) any material agreement binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

3.6 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made or except for any filing, recording, or registration required by the Securities Exchange Act of 1934; and

3.7 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

4. Effectiveness. This Amendment shall become effective upon the satisfaction of all the following conditions precedent:

4.1 Amendment. Borrower shall have duly executed and delivered to Lender this Amendment no later than December 24, 2013; and

4.2 Payment of Lender Expenses. Borrower shall have paid all Lender Expenses (including all reasonable attorneys’ fees and reasonable expenses) incurred through the date of this Amendment.

4.3 Subordination Agreement. Borrower shall have delivered to Lender a fully executed original Essex Subordination Agreement in substantially the form attached hereto as Exhibit B.

5. Counterparts. This Amendment may be signed in any number of counterparts, and by different parties hereto in separate counterparts, with the same effect as if the signatures to each such counterpart were upon a single instrument. All counterparts shall be deemed an original of this Amendment.

6. Integration. This Amendment and any documents executed in connection herewith or pursuant hereto contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, offers and negotiations, oral or written, with respect thereto and no extrinsic evidence whatsoever may be introduced in any judicial or arbitration proceeding, if any, involving this Amendment; except that any financing statements or other agreements or instruments filed by Lender with respect to Borrower shall remain in full force and effect.

7. Governing Law; Venue. THIS AMENDMENT SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA. Borrower and Lender each submit to the exclusive jurisdiction of the State and Federal courts in Santa Clara County, California.

BORROWER:

REVANCE THERAPEUTICS, INC.,
a Delaware corporation

By	/s/ Lauren Silvernail
Name: Lauren Silvernail
Title: CFO & EVP Corporate Development

LENDER:	HERCULES TECHNOLOGY GROWTH CAPITAL, INC.

	By	/s/ Ben Bang
Name: Ben Bang
Title: Senior Counsel

EXHIBIT A

ESSEX FINANCING DOCUMENTS

EXHIBIT B

ESSEX SUBORDINATION AGREEMENT

EXHIBIT C

CERTIFICATE OF INCORPORATION